Exhibit 10.85

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by a * and [ ], have been separately filed with the Commission.

                 AMENDMENT NO. 1 TO MASTER CONSULTING AGREEMENT

The Master Consulting Agreement, by and between Interneuron and Qunitiles, consisting of one (1) page, dated 3 July, 1996, is hereby amended as follows:

(1) The following Attachments shall be made a part of the Master Consulting Agreement, to wit:

                  ATTACHMENT NO. 1
                           SCOPE OF WORK (Protocol No. [ * ])

                  ATTACHMENT NO. 2
                           PROJECT BUDGET (Protocol No. [ * ])

                  ATTACHMENT NO. 3
                           PAYMENT SCHEDULE (Protocol No. [ * ])


Quintiles, Inc.                                     Interneuron Pharmaceuticals


By:  /S/ K.A. WILLIAMS                                By  /S/ GLENN L. COOPER
     -----------------                                    -------------------
     K.A. Williams, Dr. P.H.                              Glenn L. Cooper
     Vice President,                                      President
     Contracts Management & Planning


Date: July 3, 1996                                   Date:  July 12, 1996
      ------------                                          -------------


FEDERAL ID # 56-1323952

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                ATTACHMENT NO. 1
                                  SCOPE OF WORK
                                   PROTOCOL NO.






*                                                                             *







*                                                                             *







*                                                                             *







*                                                                             *

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                ATTACHMENT NO. 2
                                 PROJECT BUDGET
                                  PROTOCOL NO.





*                                                                             *







*                                                                             *







*                                                                             *







*                                                                             *

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.
                                ATTACHMENT NO. 3
                                PAYMENT SCHEDULE
                                  PROTOCOL NO.






*                                                                             *







*                                                                             *







*                                                                             *







*                                                                             *